Exhibit 5.1

August 21, 2015

Lime Energy Co.

3 Convery Blvd., Suite 600

Woodbridge, New Jersey 07095

Re:                             Registration Statement on Form S-8

Lime Energy Co. 2008 Long-Term Incentive Plan

Ladies and Gentlemen:

We have acted as counsel to Lime Energy Co., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 by the Company under the Securities Act of 1933, as amended (the “Registration Statement”), which Registration Statement registers 178,575 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) reserved for issuance under the Company’s 2008 Long-Term Incentive Plan (the “Plan”). In that capacity, we have reviewed the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, both as amended to date, the Registration Statement, the Plan, originals or copies of corporate records reflecting the corporate action taken by the Company in connection with the approval of the Plan and the issuance of the Shares under the Plan, and such other instruments as we have deemed necessary for the issuance of this opinion.

This opinion is limited to the Delaware General Corporation Law. We express no opinion as to matters relating to securities or blue sky laws of any jurisdiction or any rules or regulations thereunder. For purposes of this opinion, we have assumed that a sufficient number of authorized but unissued shares of the Common Stock will be available for issuance pursuant to the Plan when the Shares are issued.

Based on the foregoing, we are of the opinion that the Shares to be offered under the Plan have been duly authorized by all requisite action on the part of the Company and, when issued in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Drinker Biddle & Reath LLP
DRINKER BIDDLE & REATH LLP